Exhibit 4.20

Dated   28 July 2017

MONTE CARLO 37 SHIPPING COMPANY LIMITED
MONTE CARLO 39 SHIPPING COMPANY LIMITED
MONTE CARLO LAX SHIPPING COMPANY LIMITED
as joint and several Borrowers

and

TOP SHIPS INC.
as Corporate Guarantor

and

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

and

ABN AMRO BANK N.V.
as Agent, Arranger, Underwriter, Swap Bank
and Security Trustee

SUPPLEMENTAL AGREEMENT
 in relation to an Loan Agreement dated
9 July 2015 (as amended and restated by a deed of amendment and restatement dated 28 September 2015 and as further amended and restated by a deed of adherence, assumption amendment and restatement dated 1 August 2016) in respect of a loan facility of up to $64,400,000

INDEX

Clause		Page
1	Definitions	2
2	Representations and Warranties	2
3	Agreement of the Creditor Parties and the BorrowerS	3
4	Conditions Precedent	4
5	Variations to Loan Agreement and Finance Documents	4
6	Continuance of Loan Agreement and Finance Documents	5
7	Expenses	6
8	Notices	6
9	Law and Jurisdiction	6
Schedule 1		8
Execution Page		9

THIS SUPPLEMENTAL AGREEMENT is dated 28 July 2017 and made
BETWEEN:
(1)
MONTE CARLO 37 SHIPPING COMPANY LIMITED, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, MH96960 ("Borrower A");

(2)
MONTE CARLO 39 SHIPPING COMPANY LIMITED, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, MH96960 ("Borrower B")

(3)
MONTE CARLO LAX SHIPPING COMPANY LIMITED, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, MH96960 ("Borrower C");

(4)
TOP SHIPS INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, MH96960 as Corporate Guarantor;

(5)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;
(6)	ABN AMRO BANK N.V., acting through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands as Agent;
(7)	ABN AMRO BANK N.V., acting through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands as Arranger;
(8)	ABN AMRO BANK N.V., acting through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands as Underwriter;
(9)	ABN AMRO BANK N.V., acting through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands as Security Trustee; and
(10)	ABN AMRO BANK N.V, acting through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands as Swap Bank.
BACKGROUND
(A)
By a loan agreement dated 9 July 2015 (as amended and restated by a deed of amendment and restatement dated 28 September 2015 and as further amended and restated by a deed of adherence, assumption amendment and restatement dated 1 August 2016, the "Loan Agreement") made between (i) Borrower A, Borrower B and Borrower C as joint and several Borrowers (together, the "Borrowers"), (ii) the Lenders, (iii) the Agent, (iv) the Arranger, (v) the Underwriter, (vi) the Security Trustee and the (vii) the Swap Bank, the Lenders made available to the Borrowers a loan facility of US$64,400,000 for the purpose of financing part of the construction cost of m.vs. "ECO FLEET", "ECO REVOLUTION" and "NORD VALIANT" of which the amount of $55,675,000 is outstanding as of the date of this Agreement by way of principal.

(B)
By a master agreement (on the 2002 ISDA Master Agreement (Multicurrency-Crossborder) Form and including the Schedule thereto) dated 1 August 2016 and made between (i) the Borrowers and (ii) the Swap Bank, it was agreed that the Swap Bank would enter into Designated Transactions with the Borrowers from time to time to (inter alia) hedge the Borrowers' exposure under the Loan Agreement to interest rate fluctuations.

(C)	The Borrowers and the Corporate Guarantor have requested that the Creditor Parties give their consent to the amendment of the minimum required participation of the Pistiolis

Family (as such term is defined in the Loan Agreement) in the Corporate Guarantor pursuant to clause 19.1(l) of the Loan Agreement.
(D)
This Supplemental Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, at the request of the Borrowers, to the amendment of paragraph (l) of Clause 19.1 of the Loan Agreement and to the consequential amendment of the Loan Agreement and the other Finance Documents.

NOW THEREFORE IT IS HEREBY AGREED
1	DEFINITIONS
1.1	Defined expressions
Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Supplemental Agreement.
1.2	Definitions
In this Agreement, unless the contrary intention appears:
"Effective Date" means the date on which the conditions precedent in Clause 4 are satisfied; and
"Loan Agreement" means the loan agreement dated 9 July 2015 (as amended and restated by a deed of amendment and restatement dated 28 September 2015 and as further amended and restated by a deed of adherence, assumption amendment and restatement dated 1 August 2016) referred to in Recital (A).
1.3	Application of construction and interpretation provisions of Loan Agreement.
Clauses 1.2 to 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.
2	REPRESENTATIONS AND WARRANTIES
2.1	Repetition of Loan Agreement representations and warranties
Each Borrower hereby represents and warrants to each Creditor Party, as at the date of this Supplemental Agreement, that the representations and warranties set forth in clause 10 of the Loan Agreement (updated mutatis mutandis to the date of this Supplemental Agreement) are true and correct as if all references therein to "this Agreement" were references to the Loan Agreement as further amended by this Supplemental Agreement.
2.2	Repetition of Corporate Guarantee representations and warranties
The Corporate Guarantor hereby represents and warrants to each Creditor Party, as at the date of this Supplemental Agreement, that the representations and warranties set forth in clause 10 of the Corporate Guarantee (updated mutatis mutandis to the date of this Supplemental Agreement) are true and correct as if all references therein to "this Agreement" were references to the Corporate Guarantee as further amended by this Supplemental Agreement.
2.3	General
Each of the Borrowers and the Corporate Guarantor hereby further represents and warrants to each Creditor Party that as at the date of this Supplemental Agreement:

(a)
it is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands and has full power to enter into and perform its obligations under this Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)
all necessary consents (as such expression is construed in the Loan Agreement) for the execution, delivery, performance, validity and/or enforceability of this Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding;

(c)
it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Supplemental Agreement and such other documents to which it is a party and such documents do or will upon execution thereof constitute the valid and binding obligations of the Borrowers and the Corporate Guarantor enforceable in accordance with their respective terms;

(d)
the execution, delivery and performance of this Supplemental Agreement and all such other documents as contemplated hereby does not and will not, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding, constitute a breach of any contractual restriction or any law, regulation, consent or authorisation binding on the Borrowers and the Corporate Guarantor or on any of its property or assets and will not result in the creation or imposition of any Security Interest (other than under the Finance Documents) on any of such property or assets; and

(e)
it has fully disclosed to each Creditor Party all facts which it knows and which are material for disclosure to the Creditor Parties in the context of this Supplemental Agreement and all information furnished by the Borrowers and the Corporate Guarantor or on  behalf of each of them relating to its business and affairs in connection with this Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3	AGREEMENT OF THE CREDITOR PARTIES AND THE BORROWERS
3.1	Agreement of the Creditor Parties
Each Creditor Party, relying upon each of the representations and warranties set out in Clauses 2.1, 2.2 and 2.3 of this Supplemental Agreement, subject to and upon the terms and conditions of this Supplemental Agreement (including, but not limited to, satisfaction of the terms of Clause 4), and for good and valuable consideration (the receipt and adequacy of which is hereby acknowledged), hereby agrees to enter into this Supplemental Agreement with the Borrowers and the Corporate Guarantor.
3.2	Agreement of the Borrowers and the Corporate Guarantor
Each of the Borrowers and the Corporate Guarantor agrees to enter into this Supplemental Agreement and confirms that the Loan Agreement and the Finance Documents shall remain in full force and effect and it shall remain liable under the Loan Agreement and the Finance Documents to which it is a party for all obligations and liabilities assumed by the relevant Borrower or (as applicable) the Corporate Guarantor thereunder.

4	CONDITIONS PRECEDENT
4.1	Conditions Precedent
The agreement of the Creditor Parties contained in Clause 3.1 of this Supplemental Agreement shall be expressly subject to the condition that the Agent shall have received in form and substance satisfactory to it and its legal advisers on or before the date of this Agreement:
(a)
a certificate of an officer of each of the Borrowers and the Corporate Guarantor confirming the names of all the Directors of that Borrowers or (as applicable) the Corporate Guarantor and having attached thereto true and complete copies of its incorporation and constitutional documents;

(b)
true and complete copies of the resolutions passed at a meeting of the Directors of each of the Borrowers and the Corporate Guarantor authorising and approving the execution of this Supplemental Agreement and any other document or action to which it is or is to be a party and authorising its directors or other representatives to execute the same on its behalf;

(c)	the original of any power of attorney issued by the Borrowers and the Corporate Guarantor pursuant to such resolutions aforesaid;
(d)	an original of this Supplemental Agreement duly executed by the parties to it;
(e)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Supplemental Agreement (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate;

(f)	favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall islands and such other relevant jurisdiction as the Agent may require;
(g)	evidence that the agent referred to in Clause 9.4 has accepted its appointment as agent for service of process under this Supplemental Agreement; and
(h)	such other documents or evidence as the Agent may require.
5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS
5.1	Specific amendments to Loan Agreement
In consideration of the agreement of the Creditor Parties contained in Clause 3.1 of this Supplemental Agreement the Borrowers and the Corporate Guarantor hereby agree with the Creditor Parties that the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:
(a)	by deleting paragraph (l) of clause 19.1 thereof in its entirety and replacing it with the following paragraph:
"(l)
without the Agent's prior written consent, any party (or parties acting in concert) other than members of the Pistiolis Family (either directly and/or indirectly through companies beneficially owned by any member of the Pistiolis and/or trusts of foundations of which any member of the Pistiolis Family are beneficiaries) acquires control of the voting rights of at least 50 per cent. of the share capital of the Corporate Guarantor; or";

(b)
by construing all references therein to "this Agreement" where the context admits as being references to "this Agreement as the same is amended and supplemented by this Supplemental Agreement and as the same may from time to time be further supplemented and/or amended"; and

(c)	by construing references to the Finance Documents as being references to the Finance Documents as it is from time to time supplemented and/or amended.
5.2	Amendments to Finance Documents
With effect on and from the date of this Supplemental Agreement, the Finance Documents shall be, and shall be deemed by this Agreement to have been, amended as follows:
(a)
the definition of, and references throughout the  each of Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Supplemental Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Supplemental Agreement.

5.3	Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and
(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this Supplemental Agreement.
6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS
6.1	The Borrowers' and Corporate Guarantor's obligation to execute further documents etc.
Each of the Borrowers and the Corporate Guarantor shall:
(a)
execute and deliver to the Agent  any assignment, mortgage, power of attorney, proxy or other document, governed by the laws of England or such other country as the Agent may, in any particular case, require;

(b)	effect any registration or notarisation, give any notice or take any other step, which the Agent may, by notice to the Borrowers or (as applicable) the Corporate Guarantor, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.
6.2	Purposes of further assurances.
Those purposes are:
(a)
validly and effectively to create any Security Interest or right of any kind which the Creditor Parties intended should be created by or pursuant to the Loan Agreement as amended and supplemented by this Supplemental Agreement or any other Finance Document, and

(b)	implementing the terms and provisions of this Supplemental Agreement.

6.3	Terms of further assurances.
The Agent may specify the terms of any document to be executed by the Borrowers and/or the Corporate Guarantor under Clause 6.1, and those terms may include any covenants, powers and provisions which the Creditor Parties considers appropriate to protect their interests.
6.4	Obligation to comply with notice.
The Borrowers and the Corporate Guarantor shall comply with a notice under Clause 6.1 by the date specified in the notice.
7	EXPENSES
7.1	General
The Borrowers and the Corporate Guarantor agree to pay to the Agent upon demand and from time to time all costs, charges and expenses (including legal fees) incurred by the any Creditor Party in connection with the preparation, negotiation, execution and (if required) registration or preservation of rights under the enforcement or attempted enforcement of the Loan Agreement, this Supplemental Agreement and the Finance Documents or otherwise in connection with the Loan or any part thereof.
8	NOTICES
8.1	General
The provisions of clause 28 (Notices) of the Loan Agreement shall apply to this Supplemental Agreement as if the same were set out herein in full.
9	LAW AND JURISDICTION
9.1	English Law
This Supplemental Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
9.2	Exclusive English jurisdiction
Subject to Clause 9.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.
9.3	Choice of forum for the exclusive benefit of the Creditor Parties
Clause 9.2 is for the exclusive benefit of the Creditor Parties each of which reserves the right:
(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and
(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.
No Borrower shall commence any proceedings in any country other than England in relation to a Dispute.
9.4	Process Agent

Each of the Borrowers and the Corporate Guarantor irrevocably appoints Top Properties (London) Limited at its registered office for the time being presently at 247 Gray's Inn Road, London, WC1X 8QZ, England to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.
9.5	Creditor's Rights unaffected
Nothing in this Clause 9 shall exclude or limit any right which the Creditor Parties may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.
9.6	Meaning of proceedings
In this Clause 9, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Supplemental Agreement (including a dispute relating to the existence, validity or termination of this Supplemental Agreement) or any non-contractual obligation arising out of or in connection with this Supplemental Agreement.
THIS SUPPLEMENTAL AGREEMENT has been entered into on the date stated at the beginning of this Supplemental Agreement.

SCHEDULE 1
LENDERS

Lender	Lending Office
ABN AMRO BANK N.V.	c/o Loan Administrator – Transportation Clients 93 Coolsingel 3012 AE Rotterdam The Netherlands

EXECUTION PAGE
THE BORROWERS

SIGNED by Evangelos Ikonomou	)	/s/ Evangelos Ikonomou
)
for and on behalf of	)
MONTE CARLO 37 SHIPPING	)
COMPANY LIMITED	)
in the presence of:	)	/s/ Vassiliki Georgopoulos

SIGNED by Evangelos Ikonomou	)	/s/ Evangelos Ikonomou
)
for and on behalf of	)
MONTE CARLO 39 SHIPPING	)
COMPANY LIMITED	)
in the presence of:	)	/s/ Vassiliki Georgopoulos

SIGNED by Evangelos Ikonomou	)	/s/ Evangelos Ikonomou
)
for and on behalf of	)
MONTE CARLO LAX SHIPPING	)
COMPANY LIMITED	)
in the presence of:	)	/s/ Vassiliki Georgopoulos

THE CORPORATE GUARANTOR

SIGNED by Evangelos Ikonomou	)	/s/ Evangelos Ikonomou
)
for and on behalf of	)
TOP SHIPS INC.	)
in the presence of:	)	/s/ Vassiliki Georgopoulos

LENDERS

SIGNED by Emmanouil Pontikis	)	/s/ Emmanouil Pontikis
)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)	/s/ Kelina Kantzou

THE AGENT

SIGNED by Emmanouil Pontikis	)	/s/ Emmanouil Pontikis
)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)	/s/ Kelina Kantzou

THE SECURITY TRUSTEE

SIGNED by Emmanouil Pontikis	)	/s/ Emmanouil Pontikis
)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)	/s/ Kelina Kantzou

THE SWAP BANK

SIGNED by Emmanouil Pontikis	)	/s/ Emmanouil Pontikis
)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)	/s/ Kelina Kantzou

THE ARRANGER

SIGNED by Emmanouil Pontikis	)	/s/ Emmanouil Pontikis
)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)	/s/ Kelina Kantzou

THE UNDERWRITER

SIGNED by Emmanouil Pontikis	)	/s/ Emmanouil Pontikis
)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)	/s/ Kelina Kantzou

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Supplemental Agreement and agree in all respects to the same and confirm that the Loan Agreement and the Finance Documents (as that term is defined in the Loan Agreement) to which we are a party shall remain in full force and effect.  The Finance Documents to which we are a party shall continue to stand as security for our obligations under the Loan Agreement.

/s/ Andreas Louka ______________
Andreas Louka
for and on behalf of
CENTRAL MARE INC.
as Approved Manager

/s/ Alexandros Tsirikos  __________
Alexandros Tsirikos
for and on behalf of
CENTRAL SHIPPING MONACO SAM
as Approved Manager

Dated:          June 2017